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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


              Date of Report (Date of earliest event reported):
                             September 16, 1998



                     MATTHEWS INTERNATIONAL CORPORATION
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           (Exact name of registrant as specified in its charter)


          Pennsylvania             0-9115 and 0-24494         25-0644320
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  (State or other jurisdiction        (Commission          (IRS Employer
       of incorporation)             File Numbers)       Identification No.)


      Two NorthShore Center, Pittsburgh, Pennsylvania           15212
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         (Address of principal executive offices)             (Zip Code)


 Registrant's telephone number, including area code:       (412) 442-8200
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 ITEM 5.  OTHER EVENTS.

 On September 16, 1998, Matthews International Corporation ("Matthews") announced that it signed an agreement to purchase the assets of Gibraltar Mausoleum Construction Company, Inc. ("Gibraltar"), a subsidiary of Service Corporation International. The purchase price for the acquisition is $10.0 million cash. Gibraltar, with annual sales of approximately
 $16 million, is headquartered in Indianapolis, Indiana and is a leading builder of mausoleums in the United States. The acquisition of Gibraltar is intended to expand Matthews' products and services in the growing memorial industry segment of mausoleum entombment.

 On September 28, 1998, Matthews announced the purchase of a fifty percent interest in S&T Gesellschaft fur Reprotechnik mbH ("S&T GmbH"), a German graphics and flexographic printing plate manufacturer. The other fifty percent of S&T GmbH will continue to be owned by its general manager. The combination of Matthews and S&T GmbH is an important part of the Matthews strategy to become a worldwide leader in the graphics industry and serve existing multinational customers on a global basis. S&T GmbH, with annual sales of approximately $6 million, is headquartered in Julich, Germany.





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                                SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            MATTHEWS INTERNATIONAL CORPORATION
                                                       (Registrant)


                                        By          Edward J. Boyle
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                                            Edward J. Boyle
                                            Vice President, Accounting &
                                             Finance, Treasurer and Secretary




 Date: September 28, 1998